                                                                     Exhibit 4.3



                               WARRANT AGREEMENT


     THIS AGREEMENT is dated this _____ day of ________________, 1995, between AJAY SPORTS, INC., a Delaware corporation (the "Company"), and AMERICAN SECURITIES TRANSFER, INC., Denver, Colorado, as agent for the issuance, registration, transfer, and exchange of certain warrant certificates, the exercise of certain warrants, and thereupon, the issuance of common stock certificates as provided below (the "Warrant Agent").

     In connection with a public offering of the Company's securities, the Company proposes to issue up to 656,250 Warrants to purchase initially up to an aggregate of 656,250 shares of Common Stock, such amounts including up to 52,500 Warrants issuable to the Underwriter. Each Warrant may be exercised to purchase one share of Common Stock through December 31, 1996 (the "Warrant Exercise Period"), upon payment of $1.00. The Warrants will be separately tradable.

     The Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to so act in connection with the issuance, registration, transfer, and exchange of the Warrant Certificates, the exercise of the Warrants, and the issuance of the Warrant Stock upon such exercise.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company, the Registered Holders, and the Warrant Agent, the parties hereto agree as follows:

     SECTION 1.     DEFINITIONS.  As used herein:

            (a) "Warrant Agent" shall mean American Securities Transfer, Inc. (or its successor), as agent for the issuance, registration, transfer, and exchange of the Warrant Certificates, the exercise of the Warrants, and, thereupon, the issuance of the Warrant Stock.

            (b) "Business Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business in Denver, Colorado, shall be administered, which office is located on the date hereof at 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817.

            (c) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

            (d) "Warrant" shall mean the right to purchase one share of Common Stock at $1.00 per share through the close of business on December 31, 1996.

            (e) "Warrant Certificate" shall mean a Certificate representing the Warrant described in Section 1(d) above.

            (f) "Exercise Period" shall mean the period commencing as of the date of the Company's definitive Prospectus and ending upon the close of business on December 31, 1996 during which the Warrants may be exercised.

            (g) "Exercise Price" shall mean $1.00 per share of Warrant Stock, or as adjusted pursuant to Section 8 hereof.

            (h) "Exercise Date" shall mean the date of surrender for exercise of a Warrant Certificate with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment made payable and sent to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States equal to the Exercise Price of the Warrants to be exercised.

            (i) "Expiration Date" shall mean 3:30 p.m. (Denver time) on December 31, 1996, or if any such day shall be in the State of Colorado a holiday or a day on which banks are authorized to close, then 3:30 p.m. (Denver time) on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close, after which date the Warrants may not be exercised.

            (j)     "Redemption Price" shall mean $.05 per Warrant.

            (k) "Redemption Date" shall mean the date fixed for any redemption of the Warrants.

            (l) "Warrant Stock" shall mean and include (i) up to 656,250 shares of authorized and unissued Common Stock initially reserved for issuance upon exercise of the Warrants; and (ii) any additional shares of Common Stock or other property which may hereafter be issuable or deliverable upon exercise of the Warrants pursuant to Section 8 hereof.

            (m) "Registered Holder" shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Section 6 hereof.

     SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES. One Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8 hereof. Upon execution of this Agreement, Warrant Certificates representing up to an aggregate of 656,250 Warrants to purchase an aggregate of 656,250 shares of Warrant Stock shall be executed by the Company and delivered to the Warrant Agent and, after the corresponding certificates for the Warrant Stock shall have been duly countersigned by a Transfer Agent of the Company's Common Stock, shall be countersigned, issued, and delivered by the Warrant Agent upon written order of the Company signed by its President or a Vice President and its Treasurer or an assistant treasurer or its Secretary or an assistant secretary.

     From time to time, up to the Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued during the Exercise Period upon the partial exercise of the Warrants represented thereby to evidence the portion of such Warrants not exercised, and (iii) Warrant Certificates issued upon any transfer or exchange of Warrants.

     SECTION 3. FORM AND EXECUTION OF THE WARRANT AND CERTIFICATES. The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are incorporated herein by this reference) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, or exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates).

     The Warrant Certificates initially shall be issued only in a number equal to the number of certificates for shares of Common Stock sold in the public offering. Such Warrant Certificates shall be numbered serially with the letter "W" on Warrants of all denominations.

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

     The Warrant Certificates shall be executed on behalf of the Company by its President or Vice President and by its Treasurer or an assistant treasurer or its Secretary or an assistant secretary, by manual or facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates nevertheless may be countersigned by the Warrant Agent, issued, and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     SECTION 4. EXERCISE OF THE WARRANTS. Each Warrant may be exercised to purchase one share of Common Stock, upon payment of the Exercise Price, at any time during the Exercise Period, but not after the Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the Warrant Stock deliverable upon such exercise shall be treated for all purposes as the holder thereof as of the close of business on the Exercise Date. Any transfer fees with respect to such exercises shall be paid by the presenters of the Warrants. Other expenses incurred by the Warrant Agent, including expenses incurred to establish new accounts, to deliver exercised share certificates, and to reconcile accounts, shall be paid by the Company. The Company shall not be obligated to issue any fractional share interests in Warrant Stock issuable or deliverable upon the exercise of any Warrants. As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent, on behalf of the Company, shall cause a certificate or certificates for the Warrant Stock to be issued to the person or persons entitled to receive the same, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. No adjustment shall be made in respect of dividends on Warrant Stock delivered upon exercise of any Warrants.

     Upon the exercise, or conversion as provided for in Section 8 hereof, of any Warrants, the Warrant Agent shall promptly deposit the payment therefor into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account, less expenses to be paid by the Company, will be disbursed to the Company on a weekly basis once determined by the Warrant to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificates representing the Warrant Stock to be issued. An accounting relating to the number of Warrants exercised and the amount of exercise funds remitted will be made by the Warrant Agent to the Company, with each payment to the Company of exercise funds, which will serve as an interim accounting during the Exercise Period. A complete accounting concerning all exercises of the Warrants will be made to the Company at the completion of the Exercise Period.

     SECTION 5. RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Warrant Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof and that, upon issuance, such shares shall be listed on each national securities exchange, if any, on which the other Common Stock outstanding of the Company is then listed.

     If any shares of Common Stock reserved for the purpose of exercise of Warrants hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon such exercise, then the Company covenants that

                                       3
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it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided however, that the Company
                                              -------- -------
shall have the authority to suspend the exercise of any Warrants until such registration or approval has been obtained, and provided further, that no
                                                -------- -------
Warrants may be exercised by, or shares issued to, any Registered Holder in any state in which such exercise would be unlawful. The Company shall secure such registration or approval in all of the jurisdictions in which the Warrants are initially registered or qualified. The Company may determine not to register or qualify the Warrant Stock in certain other jurisdictions where the time and expense involved do not justify such registration or qualification. All Warrants submitted for exercise during any period of suspension shall be exercisable at the Exercise Price when registration or approval of the Warrant Stock is obtained. If any period of suspension continues beyond the Expiration Date, all Warrants submitted for exercise prior to the Exercise Date shall be exercisable at the Exercise Price upon removal of the suspension.

     The Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer, or delivery of the Warrant Stock upon exercise of the Warrants; provided, however, that if a certificate for Warrant
                          --------  -------
Stock is to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrants being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto, if any. Any transfer fees payable to the Warrant Agent for the transfer, exchange, or exercise of any certificate issued pursuant to this Agreement shall be paid by the presenter of such certificate.

     SECTION 6. EXCHANGE AND REGISTRATION OF TRANSFER. The Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of the same series of Warrants or may be transferred, in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Business Office, and the Company shall execute and the Warrant Agent shall countersign, issue, and deliver in exchange therefor the Warrant Certificates which the Registered Holder making the exchange shall be entitled to receive.

     The Warrant Agent shall keep, at its Business Office, books in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrants and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee a new Warrant Certificate representing an equal aggregate number of Warrants.

     All Warrant Certificates presented for registration of transfer or for exchange or exercise, and the subscription form on the reverse thereof, shall be duly endorsed or be accompanied by a written instrument of transfer and subscription in form satisfactory to the Company and the Warrant Agent duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

     A transfer fee shall be charged for any exchange or registration of transfer of a Warrant Certificate. In addition, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     All Warrant Certificates surrendered for transfer or exercise, or for exchange in the case of mutilated Warrant Certificates, shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent for the duration of the agency.

     From time to time, but not less frequently than twice a year, the Warrant Agent shall provide the Company with a list of the Registered Holders of the Warrants.

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

     Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction, or mutilation of any Warrant Certificate and, in the case of loss, theft, or destruction, of indemnity satisfactory to them, or, in the case of mutilation, upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for substitute Warrant Certificates also shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

     SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES DELIVERABLE. After each adjustment of the Exercise Price pursuant to this
Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by dividing such adjusted Exercise Price into the original Exercise Price as defined in Section 1(j) above. The Exercise Price shall be subject to adjustment as follows:

            (a)(i) If the Company hereafter shall (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether Common Stock or any other class of capital stock), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Company, then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Registered Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made pursuant to this subsection, the holder of any Warrants thereafter exercised shall become entitled to receive shares of two or more classes of the Common Stock of the Company, the Company's Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of Common Stock.

            (ii) In any case in which this Section 8(a) shall require that an adjustment to the Exercise Price be made immediately following a record date, the Company may elect to defer (but only until five business days following the filing by the Company with the Warrant Agent of the certificate of independent public accountants described in subsection (i) of Section 8(d)) issuing to the Registered Holder of any Warrants exercised after such record date the Common Stock and other capital stock of the Company issuable upon such exercise over and above the Common Stock and other capital stock of the Company issuable upon such exercise on the basis of the Exercise Price prior to adjustment.

            (iii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.05; provided, however, that any adjustments which by reason of this subsection
      --------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest whole share, as the case may be, and in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrants.

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

            (iv) No adjustment of the Exercise Price shall be made as a result of or in connection with (A) the issuance of Common Stock of the Company pursuant to options, warrants, and stock purchase agreements outstanding or in effect on the date hereof, (B) the granting of additional options by separate agreements or pursuant to the stock option plans of the Company as currently or hereafter in effect or as hereafter modified, renewed, or extended, or the issuance of Common Stock of the Company upon exercise of any such options, or
(C) the issuance of Common Stock in connection with compensation arrangements with officers, employees, or agents of the Company or any subsidiary, or under any circumstances other than those set forth in subsection (i) of this Section 8(a).

            (v) If at any time as a result of an adjustment made pursuant to subsection (i) of this Section 8(a), the Registered Holder of any Warrants thereafter exercised shall become entitled to receive any shares of the Company other than its Common Stock, then the Exercise Price of such other shares so receivable upon exercise of any Warrants shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subsections (i) through (iv) of this Section 8(a).

            (b) In case of any reclassification or change of the Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination)), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale, or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holders of all Warrants then outstanding shall have the right thereafter to receive on exercise of such Warrants the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, and shall forthwith file at the Business Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an assistant treasurer or its Secretary or an assistant secretary evidencing such provisions. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Section 8(b) shall similarly apply to successive reclassifications and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

            (c) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

            (d)(i) Upon any adjustment of the Exercise Price required to be made pursuant to this Section 8, the Company within 30 days thereafter shall (A) cause to be filed with the Warrant Agent a certificate of a firm of independent accountants setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) cause to be mailed to each of the Registered Holders of the Warrant Certificates then unexercised written notice of such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of subsection 8(d)(ii).

            (ii)    If at any time:

                    (A) the Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company; or

                    (B) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                    (C) there shall be any capital reorganization or reclassification of the Common Stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination)); or

                    (D) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to each of the Registered Holders of the Warrant Certificates then unexercised, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation, or winding up of the Company, the right to exercise the Warrants shall terminate).

            (iii) Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

     SECTION 9. REDEMPTION. Upon the resolution of its Board of Directors, at any time prior to the Expiration Date the Company may, but shall not be required to, call for redemption of the Warrants so long as adequate provision for redemption has been made and so long as the closing high bid price of the Common Stock has exceeded the Exercise Price by 50% or more for the twenty (20) consecutive trading days within twenty (20) calendar days preceding the mailing of the notice of redemption described herein. In such an event, the Company shall cause to be filed with the Warrant Agent a certified copy of such resolution and cause to be mailed to each of the Registered Holders of the Warrant Certificates to be redeemed written notice of such redemption at least 45 days prior to the Redemption Date. Such notice shall identify the Warrants to be redeemed; state the Redemption Date, the Redemption Price, and the date upon which the Registered Holder's right to exercise the Warrants will terminate; and describe the manner in which Warrant Certificates are to be surrendered.

     On or before the Redemption Date, the Registered Holders of the Warrants to be redeemed, unless a Registered Holder previously has exercised or will exercise such Warrants by the Redemption Date, shall surrender the Warrant Certificates representing such Warrants to the Warrant Agent. The Warrants to be redeemed shall be exercisable up to and including the Redemption Date. Upon receipt of such Warrant Certificates, the Warrant Agent, as paying agent, shall pay the Redemption Price for such Warrants to the order of the Registered Holders thereof, and shall cancel the surrendered Warrant Certificates. After the Redemption Date, all rights with respect to such Warrants shall cease, except for the right to receive the Redemption Price of the Warrants.

     Upon or prior to the mailing of the notice to the Registered Holders, the Company shall deposit in trust with the Warrant Agent a sum equal to the Redemption Price of all Warrants called for redemption, with irrevocable instructions and authority to the Warrant Agent to pay, on and after the Redemption Date, the Redemption Price to the Registered Holders upon the surrender of the Warrant Certificates. The deposit shall constitute full payment of the Warrants to the Registered Holders and, from and after the date of the deposit, the Warrants shall be deemed to be no longer outstanding. The balance of the deposit remaining unclaimed at the end of one year from the Redemption Date shall be released to the Company, after which the holders of Warrants called for redemption shall be entitled to receive payment of the Redemption Price only from the Company.

     SECTION 10. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any stock or other property deliverable upon exercise of the Warrants or whether any such stock is fully paid and nonassessable. The Warrant Agent shall not at any time be under any duty or responsibility to any Record Holder to make or cause to be made any adjustment of the Exercise Prices provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered, or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties,
(ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered, or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     Any notice, statement, instruction, request, direction, order, or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, a Vice President, the Secretary, an assistant secretary, the Treasurer or an assistant treasurer of the Company (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in accordance with such notice, statement, instruction, request, direction, order, or demand.

     The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the

Warrant Agent and save it harmless against any and all losses, expenses, and liabilities, including judgments, costs, and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses, and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

     The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to each Registered Holder at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation of the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act;

provided that such corporation is eligible for appointment as successor to the
- --------
Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate then unexercised.

     The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     SECTION 11. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company by supplemental agreement may make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to extend the Exercise Period or lower the Exercise Price of the Warrants; or (iii) that they may deem necessary or desirable and which shall not adversely affect the interests of the Registered Holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be
              --------  -------
modified, supplemented, or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than a majority of the outstanding Warrants to be affected by any such change. In no event shall any change in the number or nature of the Warrant Stock purchasable upon the exercise of the Warrants, or increase in the Exercise Price thereof, or acceleration of the Expiration Date of the Warrants be made without the consent in writing of the Registered Holders of Warrant Certificates representing not less than a majority of the outstanding Warrants to be affected by any such change, other than such changes as are specifically prescribed by this Agreement as originally executed.

     SECTION 12. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, postage prepaid, or delivered to a telegraph office for transmission:

            (i) if to the Registered Holder of a Warrant Certificate, at the address of such Registered Holder as shown on the registry books maintained by the Warrant Agent; or

            (ii)    if to the Company, at 7001 W. Orchard Lake Road, Suite 424,
W. Bloomfield, Michigan 48322-3608, to the attention of the President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; or

            (iii) if to the Warrant Agent, at its Business Office.

     SECTION 13. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     SECTION 14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent, and their respective successors and assigns, and the Registered Holders from time to time of the Warrant Certificates or any of them. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy, or claim or to impose upon any other person any duty, liability, or obligation.

     SECTION 15. EXECUTION. This Agreement may be executed in several counterparts which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       "Company"

                                       AJAY SPORTS, INC.



                                       By:_____________________________________
                                              Thomas W. Itin, President


                                       "Warrant Agent"

                                       AMERICAN SECURITIES TRANSFER, INC.



                                       By:_____________________________________
                                              Authorized Officer

                                   EXHIBIT A
                     [FORM OF FACE OF WARRANT CERTIFICATE]
No. W-__________                                              _________ Warrants
                                                            CUSIP No. __________
                    VOID AFTER ______________ ___, ________

                               AJAY SPORTS, INC.
                   REDEEMABLE COMMON STOCK PURCHASE WARRANT

     This certifies that ________________________________________ or registered assigns ("Registered Holder"), is the registered owner of the above-indicated number of Warrants expiring at 3:30 p.m., Denver, Colorado time, on December 31, 1996 ("Expiration Date"). Each Warrant entitles the Registered Holder to purchase from AJAY SPORTS, INC., a Delaware corporation ("Company"), on or before the Expiration Date, one fully-paid and nonassessable share of the $.01 par value Common Stock of the Company at the purchase price of $1.00 per share, or as may be adjusted by the Company ("Exercise Price"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of American Securities Transfer, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202 ("Warrant Agent"), but only subject to the conditions set forth herein and in a Warrant Agreement dated ____________, 1995 ("Warrant Agreement") between the Company and the Warrant Agent. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding, and the Expiration Date are subject to adjustments upon the occurrence of certain events. The Registered Holder may exercise all or any number of Warrants resulting in a purchase of a whole number of shares. Reference is made to the provisions on the reverse side of this Warrant Certificate and to the provisions of the Warrant Agreement, all of which are incorporated by reference in and made a part of this Warrant Certificate and which shall for all purposes have the effect as so fully set forth herein.

     The Warrants represented hereby may be redeemed at the election of the Company upon 45 days' notice by mail to the Registered Holder hereof, at a redemption price of $.05 per share, so long as the closing bid price of the Common Stock has exceeded the Exercise Price by 50% or more for twenty (20) consecutive trading days within twenty (20) calendar days preceding the mailing of the notice of redemption. After the Redemption Date, all rights of the Registered Holder hereof shall terminate (except for the right to receive the redemption price of the Warrants represented hereby), but only if on or prior to the mailing of the notice to the Registered Holders the Company shall have deposited in trust with the Warrant Agent, an amount sufficient to pay the redemption price of all Warrants called for redemption on the redemption date and shall have made other adequate provisions for redemption, as are set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of a transfer fee by the Registered Holder per Warrant Certificate and any tax or governmental charge imposed in connection with such transfer.

     The Registered Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any number of such Warrants prior to the Expiration Date and in the manner stated hereon. The Exercise Price shall be payable in lawful money of the United States of America, in cash or by official bank or certified check made payable to the order of the Company. If upon any exercise of any Warrants evidenced by this Warrant Certificate, the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Registered Holder a new Warrant Certificate evidencing the number of Warrants not so exercised. No adjustment shall be made for any dividends on any shares issued upon exercise of this Warrant.

     No Warrant may be exercised after the Expiration Date and any Warrant not exercised by such time shall become void.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its president and by its secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

                                       AJAY SPORTS, INC.

Date:_____________________             By:_____________________________________
                                              Thomas W. Itin, President
(S E A L)

                                       By:_____________________________________
                                              Robert R. Hebard, Secretary
Countersigned:
AMERICAN SECURITIES TRANSFER, INC., as warrant agent

By:_______________________
     Authorized Officer

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]
                 TRANSFER FEE:  $_____ PER CERTIFICATE ISSUED)

Each Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants to purchase shares of the $.01 par value Common Stock of the Company.

This Warrant Certificate, when surrendered to the Warrant Agent at its principal office by the Registered Holder, in person or by attorney duly authorized in writing in the manner and subject to the limitations provided in the Warrant Agreement, may be exchanged upon payment of a transfer fee by the Registered Holder per Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement.

The Company and the Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. No Registered Holder, as such, shall have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Registered Holders, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificates.

The Exercise Price and the number of shares purchasable under this Warrant are subject to adjustment if the Company shall prior to the exercise of any Warrants, effect one or more stock splits, stock dividends, or other increases or reductions of the number of shares of its $.01 par value Common Stock outstanding without receiving compensation therefor in money, services, or property.

The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon issuance of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall round up or down to the nearest whole Warrant.

                                  ASSIGNMENT
(Form of Assignment to be Executed if the Registered Holder Desires to Transfer
                          Warrants Evidenced Hereby)

FOR VALUE RECEIVED, _____________________hereby sells, assigns, and transfers unto:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
            (Please Type or Print Name and Address)(Social Security or Tax
                            Identification Number)

_______________ Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer said Warrants on the books of the Warrant Agent with full power of substitution in the premises.

Dated:_____________________       Signature:____________________________________
                                  (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:______________________________

                                   EXERCISE
 (Form of Exercise to be Executed if the Registered Holder Desires to Exercise
                          Warrants Evidenced Hereby)

Please insert Social Security or Other Identifying Number ______________________

The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate and to purchase thereunder the full Shares issuable upon exercise of said Warrants and requests that certificates for such Shares shall be issued in the name of:
________________________________________________________________________________
________________________________________________________________________________
              (Please Print Name and Address Including Zip Code)

and, if said number of Warrants shall not be all of the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.

Dated: ____________________       Signature:____________________________________
                                  (Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate)